Exhibit 99.1

XBP Global Holdings, Inc. Regains Compliance with Nasdaq Minimum Bid Price Requirement

Irving, Texas, January 6, 2026 – XBP Global Holdings, Inc. (“XBP Global” or “the Company”) (NASDAQ: XBP), a workflow automation leader that leverages decades of industry experience, a global footprint, and agentic AI to rethink business process automation and digital transformation, today announced it has received written notice from The Nasdaq Stock Market LLC (“Nasdaq”) confirming that the Company has regained compliance with the $1.00 minimum bid price requirement under the Nasdaq Listing Rule 5550(a)(2) and that the matter is now closed.

As previously disclosed, on September 16, 2025, Nasdaq notified the Company that its common stock had failed to maintain a minimum bid price of $1.00 over the prior 30 consecutive business days, as required by the Nasdaq Listing Rules. With Nasdaq’s latest notification, XBP Global has regained compliance with Listing Rule 5550(a)(2).

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These statements include financial forecasts, projections, and other statements about future operations, financial position, business strategy, market opportunities, and trends. Forward-looking statements can often be identified by terms such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “target,” “project,” “could,” “would,” “continue,” “forecast,” or similar expressions. All forward-looking statements are based on current expectations, estimates, forecasts, and assumptions that are inherently uncertain and subject to risks and factors that could cause actual results to differ materially. These risks and factors include, but are not limited to: (1) risks related to the acquisition, including the inability to realize anticipated benefits, potential disruptions to operations, and costs associated with the acquisition; (2) legal proceedings and related uncertainties; (3) failure to regain or maintain compliance with Nasdaq listing standards; (4) competition and changes in market conditions; (5) economic, geopolitical, and regulatory developments; (6) challenges in retaining clients, employees, and suppliers; and (7) other risks detailed in the Company’s filings with the SEC, including the “Risk Factors” section of its Annual Report on Form 10-K for 2025, filed on March 19, 2025, and the definitive proxy statement for the 2025 annual meeting of stockholders. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date made. Except as required by law, XBP Global undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. There can be no assurance that XBP Global or its subsidiaries will achieve the results projected in these statements.

About XBP Global

XBP Global is a multinational technology and services company powering intelligent workflows for organizations worldwide. With a presence in 20 countries and approximately 11,000 employees, XBP Global partners with over 2,500 clients, including many of the Fortune 100, to orchestrate mission-critical systems that enable hyper-automation.

Our proprietary platforms, agentic AI-driven automation, and deep domain expertise across industries and the public and private sectors enable our clients to entrust us with their most impactful digital transformations and workflows. By combining innovation with execution excellence, XBP Global helps businesses reimagine how they work, transact, and unlock value.

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Contacts:

Investor Relations: David Shamis, investors@xbpglobal.com

Media Inquiries: Srushti Rao, press@xbpglobal.com